Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

The undersigned, John D. Schiller, Jr., Chairman of the Board and Chief Executive Officer of Energy XXI (Bermuda) Limited (the "Company"), hereby certifies that the Annual Report of the Company on Form 10-K for the period ended June 30, 2009 (the "Report") (1) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Dated: November 13, 2009	/S/ JOHN D. SCHILLER, JR.
John D. Schiller, Jr.
Chairman of the Board and Chief
Executive Officer